                                                                    EXHIBIT 99.1



               OPPENHEIMER CAPITAL, L.P. -- LETTER OF TRANSMITTAL

                To accompany certificates of Class A LP Units of

                              PIMCO ADVISORS L.P.
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 DESCRIPTION OF UNITS SURRENDERED (Please fill in. Attach separate schedule if needed)


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           Name(s) and Address of Registered Holder
   If there is any error in the name or address shown below,
               please make the necessary changes                Certificate Numbers    Number of Units
---------------------------------------------------------------------------------------------------------
                                                               ==========================================
                                                               ==========================================
                                                               ------------------------------------------
                                                                    TOTAL UNITS


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The undersigned represents that I (we) have full authority to surrender without restriction the Certificate(s) for exchange. Please issue the new Certificate in the name shown above to the above address unless instructions are given in the boxes below.



Mail or deliver this Letter of Transmittal, or a facsimile, together with the certificate(s) representing your Units, to ChaseMellon Shareholder Services, L.L.C., the Processing Agent, at one of the following addresses: Method of delivery of the certificate(s) is at the option and risk of the owner thereof. See Instruction 1.



BY HAND/OVERNIGHT COURIER:

ChaseMellon Shareholder Services, L.L.C.
Reorganization Department
120 Broadway - 13th Floor
New York, NY 10271

BY MAIL:

ChaseMellon Shareholder Services, L.L.C.
Reorganization Department
Post Office Box 768
Midtown Station
New York, NY 10018

[ ] ----------------------------------------------------------------------------

     Check here if you cannot locate your Certificate(s) and require assistance in replacing them. Upon receipt of notification of this Letter of Transmittal, the Agent will contact you directly with replacement instruments. See Instruction 5.


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                            TELEPHONE 1-800-777-3674


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
             SPECIAL ISSUANCE INSTRUCTIONS                              SPECIAL DELIVERY INSTRUCTIONS
  ---------------------------------------------------        ---------------------------------------------------
  Complete ONLY if the new Certificate is to be              Complete ONLY if the new Certificate is to be
  issued in a name which differs from the name on the        mailed to some address other than the address
  surrendered certificate(s).                                reflected above. Mail to:
  Issue to:
  Name:                                                      Name:
  ---------------------------------------------------        ---------------------------------------------------
  Address:                                                   Address:
  ===================================================        ===================================================

  ---------------------------------------------------        ---------------------------------------------------
  (Please also complete Substitute Form W-9 on the
  reverse AND see instructions regarding signature
  guarantee. See Instructions 3, 4 and 6)



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

    YOU MUST SIGN IN THE BOX BELOW
============================================================


                 SIGNATURE(S) REQUIRED                             SIGNATURE(S) GUARANTEE(S) (IF REQUIRED)
     Signature(s) of Registered Holder(s) or Agent                            See Instruction 3
  ---------------------------------------------------        ---------------------------------------------------
  Must be signed by the registered holder(s) EXACTLY         Unless the units are tendered by the registered
  as name(s) appear(s) on unit certificate(s). If            holder(s) of the units, or for the account of a
  signature is by a trustee, executor, administrator,        member of a "Signature Guarantee Program"
  guardian, attorney-in-fact, officer for a                  ("STAMP"), Stock Exchange Medallion Program ("SEM")
  corporation acting in fiduciary or representative          or New York Stock Exchange Medallion Signature
  capacity, or other person, please set forth full           Program ("MS") (an "Eligible Institution"), the
  title. See Instructions 2, 3 and 4.                        above signature(s) must be guaranteed by an
                                                             Eligible Institution. See Instruction 3.
  ---------------------------------------------------        ---------------------------------------------------
                   Registered Holder                                        Authorized Signature

  ---------------------------------------------------        ---------------------------------------------------
                   Registered Holder                                            Name of Firm

  ---------------------------------------------------        ---------------------------------------------------
                     Title, if any                                     Address of Firm - Please Print
  Date:                 Phone No.                            ---------------------------------------------------
                                                             Date:


============================================================

                   INSTRUCTIONS FOR SURRENDERING CERTIFICATES
                 (Please read carefully the instructions below)


1. Method of Delivery: Your old Certificate(s) of Class A LP Units of PIMCO Advisors L.P. and the Letter of Transmittal must be sent or delivered to the Processing Agent. Do not send them to the Partnership. The method of delivery of Certificates to be surrendered to the Processing Agent at one of the addresses set forth on the front of the Letter of Transmittal is at the option and risk of the surrendering unitholder. Delivery will be deemed effective only when received. IF THE CERTIFICATE(S) ARE SENT BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND PROPERLY INSURED, IS SUGGESTED. A return envelope is enclosed.


2. New Certificate issued in the Same Name: If the new certificate is issued in the same name as surrendered certificate is registered, the Letter of Transmittal should be completed and signed exactly as the surrendered certificate is registered. Do not sign the Certificate(s). Signature guarantees are not required if the Certificate(s) surrendered herewith are submitted by the registered owner of such Units who has not completed the section entitled "Special Issuance Instructions" or are for the account of an Eligible Institution. If any of the Units surrendered hereby are owned by two or more joint owners, all such owners must sign this Letter of Transmittal exactly as written on the face of the certificate(s). If any Units are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations. Letters of Transmittal executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer's authority to act.


3. New Certificates issued in Different Name: If the section entitled "Special Issuance Instructions" is completed then signatures on this Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents' Medallion Program (each an "Eligible Institution"). If the surrendered Certificate(s) are registered in the name of a person other than the signer of this Letter of Transmittal, or if issuance is to be made to a person other than the signer of this Letter of Transmittal, or if the issuance is to be made to a person other than the registered owner(s), then the surrendered Certificate(s) must be endorsed or accompanied by duly executed unit powers, in either case signed exactly as the name(s) of the registered owners appear on such Certificate(s) or unit power(s), with the signatures on the Certificate(s) or unit power(s) guaranteed by an Eligible Institution as provided herein.

4. Special Issuance and Delivery Instructions: Indicate the name and address in which the new Certificate is to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal. The unitholder is required to give the social security number or employer identification number of the record owner of the Units. If Special Issuance Instructions have been completed, the unitholder therein will be considered the record owner for this purpose.

5. Letter of Transmittal Required: Surrender of Certificate(s), Lost Certificate(s): You will not receive your new Certificate unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the Processing Agent, together with the Certificate(s) evidencing your units and any required accompanying evidences of authority. If the Certificate(s) has (have) been lost, stolen or destroyed, check the box on the reverse of this Letter of Transmittal and send the Letter of Transmittal to the Processing Agent. In such event, the Processing Agent will forward additional documentation necessary to be completed in order to replace such lost or destroyed Certificate(s) and then to effect the exchange.


6. Substitute Form W-9: Under the Federal Income Tax Law, a non-exempt unitholder is required to provide the Processing Agent with such unitholder's correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 below. If the Certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering unitholder to 31% federal income tax withholding on the payment of any cash. The surrendering unitholder must check the box in Part III if a TIN has not been issued and the unitholder has applied for a number or intends to apply for a number in the near future. If a TIN has been applied for and the Processing Agent is not provided with a TIN before payment is made, the Processing Agent will withhold 31% on all payments to such surrendering unitholders of any cash consideration due for their former Units. Please review the enclosed Guidelines for Certification of Taxpayers Identification Number on Substitute Form W-9 for additional details on what Taxpayer Identification Number to give the Processing Agent.

7. Form W-8 "Certificate of Foreign Status": If you are a nonresident alien individual, foreign entity, or exempt foreign person not subject to certain U.S. information return reporting or backup withholding rules, you are required to provide the Processing Agent with the information requested on the attached Form W-8. Failure to provide a TIN or Form W-8 or substitute form may subject the surrendering unitholder to 31% federal income tax withholding on the payment of any cash. Please review the General Instructions of the Form W-8 for details on how to properly complete the form.

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


                PAYER: CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

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                           -----------------------------------------------------
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I,2I,4
 CERTIFICATION -- Under penalties of perjury, I certify that: (1) The Number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), AND (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

 CERTIFICATION INSTRUCTIONS -- You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2).

                Also see instructions in the enclosed Guidelines
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 PLEASE SIGN HERE           Signature              Date
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                                                   Social Security No. or
                                                   Employer
                            PART I -- PLEASE
                            PROVIDE YOUR TIN IN
                                                   Identification No.
 SUBSTITUTE FORM W-9
                            THE SPACE AT THE RIGHT
                            AND CERTIFY
 Department of the Treasury

                            BY SIGNING AND DATING
                            BELOW
 Internal Revenue Service
                            PART II -- For Payees exempt
                            from backup withholding, see
                            the
 Payer's Request for Taxpayer
                                                        PART III
                            enclosed Guidelines For
                            Certification of Taxpayers
                            Identification
 Identification Number (TIN)
                                                        AWAITING TIN: [ ]
                            Number on Substitute Form W-9
                            and complete as instructed

                            therein.